Exhibit 99.1

American Resources Corporation Reports First Quarter 2020 Financial Results and Provides Business Outlook

Company prepared to rapidly emerge as leading infrastructure company solely focused on mining metallurgical carbon used in the steelmaking process

Company well-positioned to be a long-term supplier of raw material to the global infrastructure market while bringing a more efficient and modernized business model to the industry

Strategic steps taken to transform Company into infrastructure company producing pure metallurgical carbon, while enhancing environmental, social and governance (ESG) profile

Company expects multiple value driving milestones over the course of 2020

June 18, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / June 18, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, today reported its first quarter of 2020 financial results.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “The first three months of 2020 continued to be very productive in the transformation of the Company in becoming an infrastructure company and pure producer of metallurgical carbon. We continued to advance our efforts and position the company to be a stable, long-term supplier of metallurgical carbon to the worldwide steel markets to support growing global infrastructure demand, while bringing a more efficient and modernized business model to the industry.”

First Quarter 2020 Key Highlights

●
January 2020: Advanced the Company’s Environmental Social Governance (ESG) position by establishing a partnership with Land Betterment Corporation, an environmental solutions company focused on fostering a positive impact through upcycling former coal mining sites to create sustainable community development and job creation.
●
February 2020: Completed the restructuring of Perry County Resources (PCR), the Company’s fifth carbon processing and logistics complex which was acquired in September 2019. The Company implemented its Strategic Plan of Action to bring its next-generation operating model and philosophy to eliminate overburdensome, legacy costs and streamline its operations to allow the complex to operate more efficiently.
●
March 2020: Divested certain non-core assets at Perry County Resources to lower the complex’s holding costs and to monetize assets that are not in the Company’s 5-10 year operating plan.

Mr. Jensen continued, “Looking forward to the remainder of 2020 and into the coming years, we remain quite optimistic on global infrastructure demand and believe governments around the world will continue to look to increase infrastructure projects as a way to stimulate economic activity as we recover from the COVID-19 pandemic. We feel we are currently in a great position to fulfill a portion of that demand growth given the efforts and achievements we have made at our PCR and McCoy Elkhorn complexes to effectively be one of the lowest cost producers of metallurgical carbon in the industry. Additionally, and as we execute on this transformational phase of our growth, so does our equally important ability to provide stable long-term employment to a region in need.”

“Lastly, we believe our ESG efforts will further distinguish American Resources as industry revolutionaries and the partnerships we have made will accelerate our goals to permanently shut down and remediate irrational thermal coal operation throughout our region and find creative ways to contribute to the advancement of social and environmental issues facing this region.”

Financial Results for First Quarter 2020

For the first quarter of 2020, American Resources reported a net loss from operations of $4.26 million, or a loss of $0.12 per share, as compared with a net loss from operations of $9.89 million, or a loss of $0.48 per share, in the prior-year period. The Company earned adjusted EBITDA loss of $713,008 in the first quarter of 2020, as compared with adjusted EBITDA loss of $3.82 million for the first quarter of 2019.

Fourth Quarter 2019 Summary

Total revenues were $524,334 for the first quarter of 2020. Cost of sales (includes mining, transportation, royalty and processing costs,) for the first quarter of 2020 were $1.86 million, or 353 percent of total revenues, compared to $6.64 million, or 95 percent of total revenue in the same period of 2019.

General and administrative expenses for the first quarter of 2020 were $842,925, or 160 percent of total revenue, compared to $1.37 million during the first quarter of 2019. Depreciation for the first quarter of 2020 was $915,052, or 174 percent of total revenue. American Resources incurred interest expense of $500,640 during the first quarter of 2020 compared to $324,854 during the first quarter of 2019. Development costs during the quarter were $128,159, compared to $1.32 million in the fourth quarter of 2019.

The Company did not incur any income tax expense in the first quarter of 2020 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $13,746,391 as of December 31, 2019.

Operational Results

The Company produced and sold 6,568 short tons of coal in the first quarter of 2020, compared to 73,633 short tons in the fourth of 2019 and 99,338 short tons in the first quarter of 2019.

The exhibit below summarizes some of the key sales, production and financial metrics:

	Three month ended		Three month ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Sales Volume (a)
Tons Sold	6,568	73,633	99,338

Company Production (a)
McCoy Elkhorn Coal	6,568	28,351	38,276
Perry County Resources	-	45,282	-
Deane Mining	-	-	61,062
Total	6,568	73,633	99,338

Company Financial Metrics(b)
Revenue per Ton	79.83	85.48	70.41
Cash Cost per Ton Sold (c)	282.46	147.10	66.88
Cash Margin per Ton (c)	(202.63)	(61.62)	3.53

Development Costs	$128,159	$1,324,063	1,600,117

Notes:
(a) In short tons
(b) Excludes transportation
(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measurse of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2020	March 31, 2019

Coal Sales	$524,334	$6,994,276

Total Revenue	524,334	6,994,276

Cost of Coal Sales and Processing	(1,855,187)	(6,644,087)
Accretion Expense	(370,587)	(321,701)
Depreciation	(915,052)	(816,916)
Amortization of Mining Rights	(313,224)	(536,791)
General and Administrative	(842,925)	(1,372,588)
Professional Fees	(194,046)	(4,333,896)
Production Taxes and Royalties	(160,230)	(1,259,586)
Development Costs	(128,159)	(1,600,117)

Total Operating expenses	(4,779,410)	(16,885,682)

Net Loss from Operations	(4,255,076)	(9,891,406)

Other Income and (expense)
Loss on payable settlement	-	(22,660)
Other Income	1,412,005	266,425
Amortization of debt discount and debt issuance costs	-	(134,296)
Interest Income	82,343	41,171
Interest expense	(500,640)	(324,854)
Total Other income (expense)	993,708	(174,214)

Net loss attributable to American Resources Corp. Shareholders	$(3,261,368)	$(10,065,620)

Net loss per common share - basic and diluted	$(0.12)	$(0.48)

Weighted average common shares outstanding- basic and diluted	27,267,197	20,798,065

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	March 31, 2020	December 31, 2019

ASSETS

CURRENT ASSETS
Cash	$43,745	$3,324
Accounts Receivable	37,400	2,424,905
Inventory	150,504	515,630
Prepaid fees	175,000	-
Accounts Receivable - Other	234,240	234,240
Total Current Assets	640,889	3,178,099

OTHER ASSETS
Cash - restricted	415,487	265,487
Processing and rail facility	12,554,715	12,723,163
Underground equipment	8,550,626	8,294,188
Surface equipment	3,136,906	3,224,896
Acquired mining rights	669,860	669,860
Coal refuse storage	12,171,271	12,171,271
Less Accumulated Depreciation	(11,981,983)	(11,162,622)
Land	1,748,169	1,748,169
Note Receivable	4,117,139	4,117,139
Total Other Assets	31,382,190	32,051,551

TOTAL ASSETS	$32,023,079	$35,229,650

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$11,763,906	$11,044,479
Accounts payable – related party	803,602	718,156
Accrued interest	2,363,380	2,869,763
Due to affiliate	132,639	132,000
Current portion of long term-debt (net of unamortized discount of $- and $-)	17,944,572	20,494,589
Convertible note payables – short term	-	7,419,612
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	35,335,268	45,006,407

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $425,820 and $428,699)	5,415,271	5,415,271
Convertible note payables – long term	9,164,011	-
Reclamation liability	17,521,976	17,512,613
Total Other Liabilities	32,101,258	22,927,884

Total Liabilities	67,436,526	67,934,291

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 27,410,512 and 27,410,512 shares issued and outstanding	2,740	2,740
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
AREC - Series C Preferred stock: $.0001 par value; 20,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
Additional paid-in capital	90,993,691	90,326,104
Accumulated deficit	(126,409,878)	(123,033,485)
Total Stockholders’ Equity (Deficit)	(35,413,447)	(32,704,641)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$32,023,079	$35,229,650

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2020	March 31, 2019

Cash Flows from Operating activities:
Net loss	$(3,261,368)	$(10,065,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	915,052	816,916
Amortization of mining rights	313,224	536,791
Accretion expense	370,587	321,701
Reduction of ARO liability due to sale of assets	(312,338)	-
Warrant expense	115,025	2,385,000
Issuance of common shares for services	-	1,672,200
Stock compensation expense	-	68,693
Amortization of issuance costs and debt discount	-	134,296
Recovery of previously impaired receivable	-	(50,806)
Change in current assets and liabilities:

Accounts receivable	2,387,505	792,381
Prepaid expenses and other assets	(175,000)	(335,174)
Inventory	365,126	(574,254)
Funds held for others	-	60,202
Accounts payable	555,516	(1,804,045)
Accounts payable – related party	85,446	104,467
Accrued interest	(506,383)	193,826
Cash provided by (used in) operating activities	852,392	(5,743,426)

Cash Flows from Investing activities:

Cash paid for PPE, net	(408,915)	(721,444)
Cash provided by (used in) investing activities	(408,915)	(721,444)

Cash Flows from Financing activities:

Principal payments on long term debt	(72,255)	(1,373,024)
Proceeds from long term debt	28,000	2,000,000
Payments on factoring agreement, net	(1,807,443)	(649,258)
Proceeds from convertible note	1,598,642	-
Proceeds from sale of common stock, net	-	4,254,000
Cash provided by financing activities	(253,056)	4,231,718

Increase (decrease) in cash and restricted cash	190,421	(2,233,152)

Cash and restricted cash, beginning of period	268,811	2,704,799

Cash and restricted cash, end of period	$459,232	$471,647

Supplemental Information
Non-cash investing and financing activities

Shares issued in asset acquisition	$-	$24,400,000
Assumption of net assets and liabilities for asset acquisitions	$-	$6,623,999
Discount on note due to beneficial conversion feature	$-	$7,362,925
Conversion of trade payable to common shares	$-	$231,661
Issuance of shares as part of note payable consideration	$-	$297,831
Warrant exercise for common shares	$-	$60
Return of shares related to employee settlement	$-	$11
Conversion of Preferred Series A Shares to common shares	$-	$161
Conversion of Preferred Series C Shares to common shares	$-	$1

Cash paid for interest	$165,728	$557,663
Cash paid for income taxes	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended March 31, 2020	For the three months ended March 31, 2019
Net Income	(3,261,368)	(10,065,620)

Interest & Other Expenses	500,640	324,854
Income Tax Expense	-	-
Accretion Expense	370,587	321,701
Depreciation	915,052	816,916
Amortization of Mining Rights	313,224	536,791
Amortization of Dedt Discount & Issuance	-	134,296
Non-Cash Stock Options	-	49,161
Non-Cash Warrant Expense	115,025	2,385,000
Non-Cash Share Comp. Expense	-	68,693
Development Costs	128,159	1,600,117
PCR Restructuring Expenses	205,673	-

Total Adjustments	2,548,360	6,237,529

Adjusted EBITDA	(713,008)	(3,828,091)

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation